UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

Brian K. Ferraioli has decided to retire from KBR, Inc. ("KBR") as Executive Vice President and Chief Financial Officer during the first quarter of 2017 to spend more time with family. KBR wishes Mr. Ferraioli the very best in his well-deserved retirement.

(c) Appointment of Certain Officers.

On December 13, 2016, KBR announced that Mark Sopp has been appointed as KBR's new Executive Vice President and Chief Financial Officer effective during the first quarter of 2017. Mr. Sopp, age 51, will succeed Mr. Ferraioli. A copy of the press release announcing Mr. Sopp's appointment is attached hereto as Exhibit 99.1.

Mr. Sopp brings many years of financial leadership experience to KBR. From 2005 to 2015, he served as CFO and executive vice president for Leidos Holdings, Inc., previously called Science Applications International Corporation (SAIC), which is one of the largest publicly traded government contractors in the U.S. and also has significant technically-focused commercial professional services operations, including serving energy markets. Previously, Mr. Sopp served in various executive positions with Titan Corporation, also involved in government contracting and commercial business areas. He earned his Bachelor's Degree in Accounting from New Mexico State University and completed the executive program from the Anderson School at UCLA.

In connection with his appointment as Executive Vice President and Chief Financial Officer of KBR, Mr. Sopp will receive the following compensation: (1) an annual base salary of $640,000, prorated to his date of employment; (2) eligibility to participate in KBR's annual incentive plan for KBR's 2017 fiscal year; (3) eligibility to participate in KBR's stock and incentive plan (the "LTI Plan") for KBR's 2017 fiscal year with the estimated target grant date value of Mr. Sopp's 2017 LTI Plan award expected to be $1,000,000, with the mixture of the awards being determined at a later date; (4) granting of a one-time equity award in the form of KBR Restricted Stock Units with an estimated target grant date value of $300,000 and three-year linear annual vesting; (5) a one-time cash payment of $100,000 to cover relocation and temporary accommodation expenses; and (6) eligibility to participate in the other compensation and benefit plans generally available to KBR's senior executives.

Mr. Sopp will be eligible to enter into a severance and change in control agreement, a copy of which is attached hereto as Exhibit 10.1. The following summary of the terms of the form agreement is qualified in its entirety by reference to Exhibit 10.1.

The agreement provides for (i) a graded schedule of severance termination benefits (prior to a change in control), (ii) double-trigger change in control termination benefits (on or after a change in control), and (iii) death, disability, and retirement benefits. As a condition of receipt of these benefits (other than the death and disability benefits), Mr. Sopp must first execute a release and full settlement agreement. The agreement contains customary confidentiality, noncompetition, and nonsolicitation covenants, as well as a mandatory arbitration provision. In addition, the agreement contains a clawback provision that allows KBR to recover any benefits paid under the agreement if KBR determines within two years after Mr. Sopp's termination of employment that his employment could have been terminated for cause.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Severance and Change in Control Agreement.

99.1 Press Release dated December 13, 2016, entitled "KBR Announces New Chief Financial Officer."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: December 13, 2016	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Assistant Corporate Secretary